Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Israeli Share Option Plan of DSP Group, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements and schedules of DSP Group, Inc. for the three-year period ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay and Kassierer

Kost, Forer, Gabbay and Kassierer

A Member of Ernst & Young Global

Tel-Aviv, Israel

January 29, 2004